                           SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                          Commission Only
                                             (as permitted by Rule 14a-
                                             6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                         SEACHANGE INTERNATIONAL, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            The Board of Directors of SeaChange International, Inc.

                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies: ____

  (2) Aggregate number of securities to which transaction applies: _______

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _____

  (4) Proposed maximum aggregate value of transaction: ___________________

  (5) Total fee paid: ____________________________________________________

[_] Fee paid previously with preliminary materials: _______________________

[_] Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid: ____________________________________________

  (2) Form, Schedule or Registration Statement No.: ______________________

  (3)Filing Party: _______________________________________________________

  (4) Date Filed: ________________________________________________________

                         SEACHANGE INTERNATIONAL, INC.
                               124 ACTON STREET
                         MAYNARD, MASSACHUSETTS 01754

                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 21, 1998

  The Annual Meeting of Stockholders of SeaChange International, Inc. (the "Company") will be held at the offices of Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts 02110, on Thursday, May 21, 1998 at 9:30 a.m., local time, to consider and act upon each of the following matters:

  1. To elect two (2) members to the Board of Directors, each to serve for a three-year term as a Class II Director.

  2. To transact such other business as may properly come before the meeting and any adjournments thereof.

  Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on April 9, 1998, the record date fixed by the Board of Directors for such purpose.

                                          By Order of the Board of Directors

                                          Edward J. McGrath
                                          Secretary

Maynard, Massachusetts
April 21, 1998

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                         SEACHANGE INTERNATIONAL, INC.
                               124 ACTON STREET
                         MAYNARD, MASSACHUSETTS 01754

                               ----------------

                                PROXY STATEMENT

                    FOR THE ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MAY 21, 1998

                               ----------------

                                APRIL 21, 1998

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SeaChange International, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at the offices of Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts 02110 on Thursday, May 21, 1998 at 9:30 a.m. and at any adjournments thereof (the "Annual Meeting"). ALL PROXIES WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDERS' INSTRUCTIONS, AND IF NO CHOICE IS SPECIFIED, THE ENCLOSED PROXY CARD (OR ANY SIGNED AND DATED COPY THEREOF) WILL BE VOTED IN FAVOR OF THE MATTERS SET FORTH IN THE ACCOMPANYING NOTICE OF MEETING. Any proxy may be revoked by a stockholder at any time before its exercise by: (i) delivering written revocation or a later dated proxy to the President or Secretary of the Company; or (ii) attending the Annual Meeting and voting in person.

  Only stockholders of record as of the close of business on April 9, 1998, the record date fixed by the Board of Directors, will be entitled to vote at the Annual Meeting and at any adjournments thereof. As of April 9, 1998, there were an aggregate of 13,595,019 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company outstanding and entitled to vote. Each share is entitled to one vote.

  The persons named as proxies, William C. Styslinger, III and Edward J. McGrath, were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted as stated below under "Voting Procedures." Any stockholder giving a proxy has a right to withhold authority to vote for any individual nominee to the Board of Directors by so marking the proxy in the space provided therein.

  The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter upon which a vote may properly be taken should be presented at the Annual Meeting, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

  The Company's Annual Report containing financial statements for the fiscal year ended December 31, 1997 is being mailed together with this Proxy Statement to all stockholders entitled to vote. It is anticipated that this proxy statement and the accompanying proxy will be first mailed to stockholders on or about April 21, 1998.

                                  PROPOSAL I

                             ELECTION OF DIRECTORS

  Pursuant to the Company's Amended and Restated By-Laws, as amended, the Board of Directors of the Company is divided into three classes. There is one director currently serving in Class I and two directors currently serving in each of Class II and Class III. Each director serves for a three-year term, with one class of directors being elected at each Annual Meeting. The Class II Directors' terms will expire at this Annual Meeting. All directors will hold office until their successors have been duly elected and qualified. Prior to the Annual Meeting, William C. Styslinger, III was the Class I Director; Martin R. Hoffmann and Edward J. McGrath were the Class II Directors; and Paul
H. Saunders and Carmine Vona were the Class III Directors. The nominees for the Class II Directors are Martin R. Hoffmann and Edward J. McGrath, both of whom are currently serving as the Class II Directors of the Company. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for these nominees will be voted for their election. The Board of Directors knows of no reason why either of these nominees should be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of some other person, or for fixing the number of directors at a lesser number.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                    A VOTE "FOR" THE NOMINEES LISTED BELOW

  The following table sets forth, for the nominees to be elected at the meeting and for each director whose term of office will extend beyond the meeting, the year each such nominee or director was first elected a director, the positions currently held by each nominee or director with the Corporation, the year each nominee's or director's term will expire and the class of director of each nominee or director.

       NOMINEE'S OR DIRECTOR'S
            NAME AND YEAR
         NOMINEE OR DIRECTOR                                    YEAR TERM  CLASS OF
        FIRST BECAME DIRECTOR            POSITION(S) HELD      WILL EXPIRE DIRECTOR
       -----------------------           ----------------      ----------- --------
 NOMINEES:
 Martin R. Hoffmann (1995).......... Director                     2001(1)     II
 Edward J. McGrath (1993)........... Vice President,              2001(1)     II
                                     Engineering, Chief
                                     Technical Officer,
                                     Secretary and Director
 CONTINUING DIRECTORS:
 Paul H. Saunders (1995)............ Director                     1999       III
 Carmine Vona (1995)................ Director                     1999       III
 William C. Styslinger, III (1993).. President, Chief             2000        I
                                     Executive Officer,
                                     Chairman
                                     of the Board and
                                     Director

--------
(1) Assumes election of each of the Class II Directors at the Annual Meeting.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

  The Board of Directors of the Company held three (3) meetings and acted by unanimous written consent four (4) times during the fiscal year ended December 31, 1997. Each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and of all committees of the Board of Directors on which he then served held during fiscal 1997.

  The Company has a standing Compensation and Option Committee and an Audit Committee. The Compensation and Option Committee, of which Messrs. Hoffmann, Saunders and Vona are members, determines the compensation, including stock options, of the Company's management and key employees and administers and makes recommendations concerning the Company's stock option plans. The Compensation and Option Committee held six (6) meetings and acted by unanimous written consent nine (9) times during fiscal 1997. The Audit Committee of which Messrs. Hoffmann, Saunders and Vona are members, oversees financial results and internal controls of the Company, including matters relating to the appointment and activities of the Company's independent accountants. The Audit Committee held five (5) meetings during fiscal 1997.

OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth for each Class I Director, each Class II Director, each Class III Director and the executive officers of the Company, their ages and the positions currently held by each such person with the
Company:

             NAME             AGE                   POSITION
             ----             ---                   --------
 William C. Styslinger, III..  52 President, Chief Executive Officer, Chairman
                                  of the Board and Director
 Edward J. McGrath...........  46 Vice President, Engineering, Chief Technical
                                  Officer, Secretary and Director
 Jeffrey M. Boone............  34 Vice President, Software Engineering
 Edward J. Delaney, Jr.......  38 Vice President, Marketing
 Thomas Franeta..............  43 Vice President, Business Development
 Ira Goldfarb................  40 Vice President, North American Sales
 Bruce E. Mann...............  50 Vice President, Network Storage Engineering
 Richard Poulsen.............  63 Vice President, Operations
 Robert W. Puffer............  57 Vice President
 Christopher E. Scanlan......  39 Vice President, Advertising Management and
                                  Distribution
 Martin R. Hoffmann (1)(2)...  66 Director
 Paul H. Saunders (1)(2).....  43 Director
 Carmine Vona (1)(2).........  60 Director

--------
(1)Member of Compensation and Option Committee.
(2)Member of Audit Committee.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

  Martin R. Hoffmann has served as Director of the Company since January 1995. Mr. Hoffmann has served as Of Counsel to the Washington D.C. office of Skadden, Arps, Slate, Meagher & Flom LLP since January 1996. From April 1995 to January 1996, Mr. Hoffmann maintained a law practice and business consulting practice. He was a Visiting Senior Fellow at the Center for Policy, Industry and Industrial Development at Massachusetts Institute of Technology from May 1993 to April 1995, prior to which, from April 1989, he served as Vice President and General Counsel for Digital Equipment Corporation. Mr. Hoffmann is a member of the Boards of Directors of Castle Energy Corporation, an oil and gas refining and exploration company and Mitretek Systems, a non-profit technology and services company.

  Edward J. McGrath, a founder of the Company, has served as Secretary since the Company's inception in July 1993, and as Vice President, Engineering, Chief Technical Officer and a Director since August 1993. Mr. McGrath served as the Treasurer of the Company from its inception to June 1996 and since the resignation of Joseph S. Tibbetts, Jr. as Vice President, Finance and Administration, Chief Financial Officer and Treasurer, Mr. McGrath has been serving as Acting Chief Financial Officer and Treasurer, pending the appointment of a successor to Mr. Tibbetts. Prior to forming the Company in 1993, Mr. McGrath was employed in various positions at Digital Equipment Corporation since November 1976, most recently as Director of Engineering of the Cable Television Business Unit from March 1992 to May 1993, and prior to that, from March 1989 to March 1992, as Group Manager--Silicon Systems Engineering.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE MEETING

  Paul H. Saunders has served as a Director of the Company since July 1995. Mr. Saunders has been the Chairman and Chief Executive Officer of James River Capital Corporation, a money management firm, from January 1995 to the present. Prior to that, Mr. Saunders was Managing Director of the Managed Futures Department at Kidder Peabody & Co. Incorporated from April 1983 to January 1995. Mr. Saunders is a director of Cyber Marketing, a company involved in marketing and advertising through interactive systems for the entertainment industry.

  Carmine Vona has served as a Director of the Company since January 1995. Mr. Vona has been President and Chief Executive Officer of Vona Information Systems, Inc., a consulting firm, since June 1996. Prior to that Mr. Vona was Executive Vice President and Senior Managing Director for worldwide technology at Bankers Trust Co. from November 1969 to June 1996. From August 1986 to June 1996 Mr. Vona was Chairman of BT-FSIS, a software development company and a wholly owned subsidiary of Bankers Trust Co.

  William C. Styslinger, III, a founder of the Company, has served as the President, Chief Executive Officer and a Director since the Company's inception in July 1993 and as Chairman of the Board since January 1995. Prior to forming the Company in 1993, Mr. Styslinger was employed at Digital Equipment Corporation since March 1978, most recently as manager of the Cable Television Business Unit from October 1991 to May 1993. Mr. Styslinger is a member of the Board of Directors of Omtool, Inc., a provider of enterprise client/server facsimile software solutions.

EXECUTIVE OFFICERS

  Jeffrey M. Boone has served as Vice President, Software Engineering since January 1998. Prior to that, Mr. Boone served as Engineering Manager from June 1996 to December 1997, and as a member of the Company's technical staff from September 1995 to June 1996. Prior to joining the Company, Mr. Boone was a Systems Architect at Logica North American, a software consulting company, from June 1994 to September 1995.

  Edward J. Delaney, Jr. joined the Company in February 1994 as Vice President, Sales and Marketing and Mr. Delaney has served as Vice President, Marketing since January 1998. Prior to joining the Company, Mr. Delaney spent 12 years with Digital Equipment Corporation in a variety of positions, including Marketing and Operations Manager for Digital's Cable Television Business Unit, marketing manager of media products for the Asia/Pacific region, executive assistant to the Vice President of United States Sales, and sales manager.

  Thomas Franeta has served as Vice President, Business Development of the Company since June 1996 and is also a board member of GuestServe Networks, Inc. Mr. Franeta is also the President and a Director of GuestServe Networks, Inc. Prior to that, Mr. Franeta served as Vice President--Eastern Region Sales from March 1994 to June 1996. Before joining the Company, from November 1981 to February 1994, Mr. Franeta held several sales and management positions at Digital Equipment Corporation.

  Ira Goldfarb has served as Vice President, North American Sales since January 1998. Prior to that, Mr. Goldfarb served as Vice President, U.S. Systems Sales from August 1997 to January 1998, as Vice President, Eastern Region from January 1997 to August 1997, and as Vice President, Central Region, from August 1994 to January 1997. Prior to joining the Company, Mr. Goldfarb held several sales management positions at Digital Equipment Corporation from September 1983 to July 1994.

  Bruce E. Mann joined the Company in September 1994 as Vice President, Network Storage Engineering. Mr. Mann is also President of SeaChange Systems, Inc., a subsidiary of the Company which develops and manufactures video server-based products. Prior to joining the Company, Mr. Mann served as Director of Engineering at Ungermann-Bass, Inc., a subsidiary of Tandem Computers Inc., from March 1993 to September 1994. Prior to that, from September 1976 to March 1993, Mr. Mann was an engineer at Digital Equipment Corporation, most recently as Senior Consulting Engineer.

  Richard Poulsen joined the Company in March 1997 as Vice President, Operations. Prior to joining the Company in his present capacity, from October 1996 to March 1997, he was a consultant to the Company and from October 1994 to October 1996, Mr. Poulsen was a retired executive. From June 1985 to September 1994, Mr. Poulsen was a Vice President of Digital Equipment Corporation and President, Digital Equipment Corporation, International. From July 1979 to June 1985, he was Vice President, Field Services at Digital Equipment Corporation.

  Robert W. Puffer joined the Company in January 1997 as Vice President. Mr. Puffer is also the Vice President of SeaChange Systems, Inc., a subsidiary of the Company which develops and manufactures video server-based products. Prior to joining the Company, Mr. Puffer was Vice President, Manufacturing at Avid Technology, Inc., a software development company, from December 1993 to December 1996. From August 1991 to October 1993, Mr. Puffer was Vice President, Manufacturing at XRE Corporation, an x-ray systems development company.

  Christopher E. Scanlan has served as Vice President, Advertising Management and Distribution since July 1997. Prior to that, Mr. Scanlan served as Director of the Systems Integration Services and Product Management Group of the Company from December 1994 to July 1997. Prior to joining the Company, Mr. Scanlan was a Consulting Manager at Digital Equipment Corporation from March 1984 to November 1994.

  Executive officers of the Company are appointed by, and serve at the discretion of, the Board of Directors, and serve until their successors have been duly elected and qualified. There are no family relationships among any of the executive officers or directors of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company has adopted a policy that all transactions between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

       SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of April 9, 1998 (unless otherwise indicated), certain information regarding beneficial ownership of the Company's Common Stock (i) by each person who is known to beneficially own 5% of the outstanding Common Stock, (ii) by each director of the Company, (iii) by each executive officer named in the Summary Compensation Table on page 8, and (iv) by all directors and executive officers of the Company as a group. The address of each person listed below is c/o SeaChange International, Inc., 124 Acton Street, Maynard, Massachusetts 01754.

                                                        AMOUNT AND  PERCENT OF
                                                        NATURE OF     COMMON
                                                        BENEFICIAL     STOCK
NAME                                                   OWNERSHIP(1) OUTSTANDING
----                                                   ------------ -----------
William C. Styslinger, III(2).........................  1,737,390      12.8
Edward J. Delaney, Jr.(3).............................  1,287,767       9.5
Edward J. McGrath(4)..................................  1,000,917       7.4
Mark Sanders(5).......................................    733,313       5.4
Paul H. Saunders(6)...................................    758,718       5.6
Robert W. Puffer(7)...................................      3,667         *
Carmine Vona(8).......................................    162,956       1.2
Bruce E. Mann(9)......................................    286,517       2.1
Martin R. Hoffmann(10)................................    161,361       1.2
Joseph S. Tibbetts, Jr. (11)..........................     78,188         *
Scudder Kemper Investments, Inc.(12)..................    955,900       7.0
All executive officers and directors as a group
 (10 persons)(13).....................................  7,166,694      52.2

--------
  * Less than 1%
 (1) Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of April 9, 1998 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.
 (2) Includes 150,000 shares of Common Stock owned by Merrill Lynch, Trustee f/b/o William C. Styslinger, III, IRA, 64,286 shares of Common Stock owned by Thomas and Emily Franeta as Trustees of The Styslinger Family Trust, 3,798 shares of Common Stock held by Thomas Franeta as Custodian for Kimberly J. Styslinger, 50,000 shares of Common Stock owned by his wife, Joyce Styslinger and 14,767 shares of Common Stock issuable upon the exercise of stock options, which options are exercisable within 60 days of April 9, 1998. Mr. Styslinger disclaims beneficial ownership of the shares held by The Styslinger Family Trust, by Thomas Franeta as Custodian for Kimberly J. Styslinger and by his wife, Joyce Styslinger.
 (3) Includes 145,000 shares of Common Stock owned by Merrill Lynch, Trustee f/b/o Kathryn H. Delaney, IRA, 360,000 shares of Common Stock held by The Delaney Family Limited Partnership of which Mr. Delaney is both a general and a limited partner, and 8,767 shares of Common Stock issuable upon the exercise of stock options, which options are exercisable within 60 days of April 9, 1998. Mr. Delaney disclaims beneficial ownership of the shares held by his wife's IRA.
 (4) Includes 300,000 shares of Common Stock held by The McGrath Family Limited Partnership of which Mr. McGrath is both a general and a limited partner, and 9,367 shares of Common Stock issuable upon the exercise of stock options, which options are exercisable within 60 days of April 9, 1998.
 (5) Includes 1,612 shares of Common Stock issuable upon the exercise of stock options, which options are exercisable within 60 days of April 9, 1998.

 (6) Includes 64,286 shares of Common Stock owned by Richard R. Saunders, Jr. as Trustee for The Paul H. Saunders Irrevocable Trust Agreement No. 1 For The Benefit Of J. Brock Saunders, 64,286 shares of Common Stock owned by Richard R. Saunders, Jr. as Trustee for The Paul H. Saunders Irrevocable Trust Agreement No. 1 For The Benefit Of Paul H. Saunders, 2,142 shares of Common Stock owned by Craig E. Chason as Trustee for The Paul H. Saunders Irrevocable Trust Agreement No. 2 For The Benefit Of J. Brock Saunders, 2,142 shares of Common Stock owned by Craig E. Chason as Trustee of The Paul H. Saunders Irrevocable Trust Agreement No. 2 For The Benefit Of Paul H. Saunders, and 3,093 shares of Common Stock issuable upon the exercise of stock options, which options are exercisable within 60 days of April 9, 1998. Mr. Saunders disclaims beneficial ownership of the shares held by the various trusts noted above.
 (7) Includes 3,167 shares of Common Stock issuable upon the exercise of stock options, which options are exercisable within 60 days of April 9, 1998.
 (8) Includes 3,093 shares of Common Stock issuable upon the exercise of stock options, which options are exercisable within 60 days of April 9, 1998, and 148,612 shares of Common Stock held by his son Joseph C. Vona. Mr. Vona disclaims beneficial ownership of those shares held by his son.
 (9) Includes 1,267 shares of Common Stock issuable upon the exercise of stock options, which options are exercisable within 60 days of April 9, 1998, and an aggregate of 7,750 shares of Common Stock held by Mr. Mann's three children. Mr. Mann disclaims beneficial ownership of those shares held by his children.
(10) Includes 3,093 shares of Common Stock issuable upon the exercise of stock options, which options are exercisable within 60 days of April 9, 1998.
(11) Includes 78,188 shares of Common Stock issuable upon the exercise of stock options, which options are exercisable within 60 days of April 9, 1998.
(12) Information from a Form 13G filed February 13, 1998. The address of Scudder Kemper Investments, Inc. is 345 Park Avenue, New York, New York 10154.
(13) Includes 126,414 shares of Common Stock issuable upon the exercise of stock options, which options are exercisable within 60 days of April 9, 1998.

                      COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION SUMMARY

  The following table sets forth the annual and long-term compensation for each of the past three fiscal years of each of (i) the Company's Chief Executive Officer and (ii) each of the Company's four other most highly compensated executive officers who were serving as of December 31, 1997 (collectively, with the Chief Executive Officer, the "Named Officers"):

                          SUMMARY COMPENSATION TABLE

                                                                 LONG-TERM
                                                 ANNUAL      COMPENSATION(2)(3)
                                             COMPENSATION(1)       AWARDS
                                             --------------- ------------------
                                                                 SECURITIES
                                                                 UNDERLYING
        NAME AND PRINCIPAL POSITION          YEAR   SALARY       OPTIONS(#)
        ---------------------------          --------------- ------------------
William C. Styslinger, III..................  1997 $ 169,200        5,333
 President and Chief Executive Officer        1996   156,600          --
                                              1995   145,000       27,000
Edward J. McGrath...........................  1997   145,800        5,333
 Vice President, Engineering and Chief
  Technology Officer                          1996   135,000          --
                                              1995   124,978       17,100
Bruce E. Mann...............................  1997   148,068        5,333
 Vice President, Network Storage Engineering  1996   132,141          --
                                              1995   121,348          --
Robert W. Puffer(4).........................  1997   143,269       13,333
 Vice President
Joseph S. Tibbetts, Jr.(5)..................  1997   206,625        5,333
 Vice President, Finance and Administration,  1996   100,000      179,325
 Chief Financial Officer and Treasurer

--------
(1) The compensation described in this table does not include medical and group life insurance or other benefits received by the Named Officers which are available generally to all salaried employees of the Company and certain perquisites and other personal benefits, securities or property received by the Named Officers which do not exceed the lesser of $50,000 or 10% of any such officer's salary disclosed in this table.
(2) Represents stock options granted under the Company's Amended and Restated 1995 Stock Option Plan. The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during fiscal years 1997, 1996 and 1995.
(3) The Company has sold stock subject to restrictions on vesting to certain of the Named Officers at a purchase price equal to the then fair market value of such stock. The number and value of all unvested stock holdings by each of the Named Officers as of the year ended December 31, 1997 are as set forth below. The values of the unvested shares have been calculated on the basis of the fair market value of the Company's Common Stock as of December 31, 1997. Mr. Styslinger--240,000 shares, $1,710,000; Mr.
    McGrath--240,000 shares, $1,710,000; and Mr. Mann--150,000 shares,
    $1,068,750.
(4) Mr. Puffer joined the Company in January 1997.
(5) Mr. Tibbetts did not join the Company until June 1996. Mr. Tibbetts resigned as the Company's Vice President, Finance and Administration, Chief Financial Officer and Treasurer on March 31, 1998.

OPTION GRANTS IN LAST FISCAL YEAR

                             OPTION GRANTS IN 1997

                                          INDIVIDUAL GRANTS
                         ----------------------------------------------------
                                                                              POTENTIAL REALIZABLE VALUE
                                    PERCENT OF                                AT ASSUMED ANNUAL RATES OF
                           NO. OF     TOTAL                                    STOCK PRICE APPRECIATION
                         SECURITIES  OPTIONS   EXERCISE                               FOR OPTION
                         UNDERLYING GRANTED TO  OR BASE   MARKET                        TERM(3)
                           OPTIONS  EMPLOYEES  PRICE PER PRICE PER EXPIRATION ---------------------------
          NAME           GRANTED(1) IN YEAR(2)   SHARE     SHARE      DATE    0%       5%         10%
          ----           ---------- ---------- --------- --------- ---------- --  ----------- -----------
William C. Styslinger,
 III....................    4,000     0.6831    $31.625   $28.75    1/24/07    -- $ 60,822.88 $171,780.38
                            1,333     0.2277    $21.18    $19.25    4/24/07    -- $ 13,564.90 $ 38,323.14
Edward J. McGrath.......    4,000     0.6831    $28.75    $28.75    1/24/07    -- $ 72,322.88 $183,280.38
                            1,333     0.2277    $19.25    $19.25    4/24/07    -- $ 16,137.59 $ 40,895.83
Bruce E. Mann...........    4,000     0.6831    $28.75    $28.75    1/24/07    -- $ 72,322.88 $183,280.38
                            1,333     0.2277    $19.25    $19.25    4/24/07    -- $ 16,137.59 $ 40,895.83
Robert W. Puffer........   10,000     1.7078    $28.75    $28.75    1/24/07    -- $180,807.21 $458,200.96
                            3,333     0.5692    $19.25    $19.25    4/24/07    -- $ 40,350.04 $102,254.91
Joseph S. Tibbetts,
 Jr. ...................    4,000     0.6831    $28.75    $28.75    1/24/07    -- $ 72,322.88 $183,280.38
                            1,333     0.2277    $19.25    $19.25    4/24/07    -- $ 16,137.59 $ 40,895.83

--------
(1) The options granted to the Named Officers were granted pursuant to the Corporation's Amended and Restated 1995 Stock Option Plan; 20% of the options shall vest on the first anniversary of the date of grant and 5% shall vest each quarter thereafter.
(2) A total of 585,536 options were granted to employees in the year ended December 31, 1997 pursuant to the Corporation's Amended and Restated 1995 Stock Option Plan.
(3) These potential realizable values are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed herein can be achieved or that the amounts reflected will be received by the Named Officers.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

  The following table sets forth information with respect to options to purchase the Company's Common Stock to the Named Officers who are listed in the Summary Compensation Table above, including (i) the number of shares of Common Stock purchased upon exercise of options in the fiscal year ended December 31, 1997; (ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding at December 31, 1997; and (iv) the value of such unexercised options at December 31, 1997:

                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                  YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                NUMBER OF SECURITIES            VALUE OF
                                               UNDERLYING UNEXERCISED          UNEXERCISED
                           SHARES                    OPTIONS AT           IN-THE-MONEY OPTIONS
                         ACQUIRED ON  VALUE       DECEMBER 31, 1997       AT DECEMBER 31, 1997(1)
          NAME            EXERCISE   REALIZED EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
          ----           ----------- -------- ------------------------- -------------------------
William C. Styslinger,
 III....................      --         --         10,880/21,533           $62,723/$124,138
Edward J. McGrath.......      --         --          6,300/16,133           $36,320/$ 93,007
Bruce E. Mann...........      --         --              --/5,333           $   -- /$    --
Robert W. Puffer........      --         --             --/13,333           $   -- /$    --
Joseph S. Tibbetts,
 Jr. ...................    7,500    $81,275       69,547/115,111           $   -- /$    --

--------
(1) Value is based on the difference between the option exercise price and the fair market value of the Company's Common Stock at December 31, 1997, the fiscal year-end ($7.125 per share as quoted on the Nasdaq National Market), multiplied by the number of shares underlying the option.

COMPENSATION AND OPTION COMMITTEE REPORT

To Our Stockholders:

  The Company's executive compensation program is administered by the Compensation and Option Committee of the Board of Directors, which is comprised entirely of non-employee directors. Pursuant to authority delegated by the Board of Directors, the Compensation and Option Committee is responsible for reviewing and administering the Company's stock ownership plans and reviewing and approving compensation for the executive officers of the Company.

  The Company's executive compensation program is designed to provide levels of compensation that assist the Company in attracting, motivating and retaining qualified executive officers and aligning the financial interests of the Company's executive officers and other employees with those of its stockholders by providing a competitive compensation package based on corporate and individual performance. Compensation under the executive compensation program is comprised of cash compensation in the form of base salary and long-term incentive awards in the form of stock option grants. The Company has not historically awarded annual cash incentive bonuses. The compensation program is also comprised of various benefits, including medical and insurance plans, and the Company's 1996 Employee Stock Purchase Plan and 401(k) profit sharing plan, which plans are generally available to all employees of the Company.

 Base Salary

  Base salary compensation levels for each of the Company's executive officers, including the Chief Executive Officer, are generally set within the range of base salaries that the Compensation and Option Committee believes are paid to executive officers with comparable qualifications, experience and responsibilities at comparable companies. In setting compensation levels, the Compensation and Option Committee generally takes into account such factors as
(i) the Company's past operating and financial performance and future expectations, (ii) individual performance and experience and (iii) past salary levels. The Compensation and Option Committee does not assign relative weights or rankings to these factors, but instead makes determinations based upon the consideration of all of these factors as well as the progress made with respect to the Company's long-term goals and strategies.

 Incentive Compensation

  The Company has not historically awarded annual cash bonuses to its executive officers, although it may do so in the future.

 Stock Options

  Stock options are the principal vehicle used by the Company to provide long-term incentive-based compensation to improve the Company's operating and financial performance and to support the recruitment, motivation and retention of key professional and managerial personnel. The Company's stock option plans are administered by the Compensation and Option Committee. To date, the Compensation and Option Committee has not granted stock options at less than fair market value.

  Stock options are granted from time to time to eligible employees based upon the Company's overall financial performance and their contribution thereto. Stock options are designed to align the interests of the Company's executive officers and other employees with those of its stockholders by encouraging them to enhance the value of the Company, the price of the Common Stock and, hence, the stockholders' return. In addition, the vesting of stock options over a period of time is designed to defer the receipt of compensation by the option holder, thus creating an incentive for the individual to remain with the Company. The Company periodically grants new options to provide continuing incentives for future performance.

  During the fiscal year ended December 31, 1997, options to purchase an aggregate of 110,498 shares of Common Stock were granted to the Company's executive officers, including the chief executive officer. Additionally, in January 1998, options to purchase an aggregate of 44,200 shares of Common Stock were granted to the Company's executive officers, including the chief executive officer. Such grants were made in recognition of the executive officers' contributions to fiscal year 1997 Company performance and as an incentive for future performance.

 Other Benefits

  The Company also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Company offers a stock purchase plan, under which employees may purchase Common Stock at a discount, and a 401(k) profit sharing plan, which permits employees to invest in a choice of mutual funds on a pre-tax basis. The Company also maintains medical, disability and life insurance plans and other benefit plans for its employees.

 Tax Deductibility of Executive Compensation

  Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deduction to $1 million for compensation paid to any of the executive officers unless certain requirements are met. The Compensation and Option Committee has considered these requirements. It is the Compensation and Option Committee's present intention that, so long as it is consistent with its overall compensation objectives, not to exceed the deduction limitations of
Section 162(m).

                                          The Compensation and Option
                                           Committee:

                                                     Martin R. Hoffmann
                                                     Paul H. Saunders
                                                     Carmine Vona

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Prior to January 1995, the Company had no separate compensation or stock option committee or other board committee performing equivalent functions, and these functions were performed by the Company's Board of Directors. No stock options were granted prior to the formation of the Compensation and Option Committee of the Board of Directors. The Compensation and Option Committee consists of Messrs. Hoffmann, Saunders and Vona. No person who served as a member of the Compensation and Option Committee was, during the past fiscal year, an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship requiring disclosure herein. No executive officer of the Company served as a member of the compensation committee of another entity (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors), one of whose executive officers served as a director of the Company.

COMPENSATION OF DIRECTORS

  During the fiscal year ended December 31, 1997, directors who were employees of the Company received no cash compensation for their services as directors, except for reimbursement of expenses incurred in connection with attending meetings. In fiscal 1997, the Company paid directors who are not employees of the Company a fee of $1,000 for each meeting of the Board of Directors that they attended in person and such directors were reimbursed for their reasonable out-of-pocket expenses incurred in attending such meetings. Messrs. Hoffmann and Vona were each paid $2000 in fiscal 1997; Mr. Saunders was paid $1000 in fiscal 1997. Each non-employee director is also entitled to participate in the Company's 1996 Non-Employee Director Stock Option Plan.

STOCK PERFORMANCE GRAPH

  The following graph compares the change in the cumulative total stockholder return on the Company's Common Stock during the period from the Company's initial public offering through December 31, 1997, with the cumulative total return on the Center for Research in Securities Prices ("CRSP") Index for the Nasdaq Stock Market (U.S. Companies) and a SIC Code Index based on the Company's SIC Code. The comparison assumes $100 was invested on November 5, 1996 in the Company's Common Stock at the $18.75 closing price on the date of the Company's initial public offering and in each of the foregoing indices and assumes reinvestment of dividends, if any.

                          [GRAPH APPEARS HERE](1)(2)

------------------------------------------------------------------------
                                  11/05/96       12/31/96       12/31/97
------------------------------------------------------------------------
SEACHANGE INTERNATIONAL, INC.      100.00         136.00          38.03
------------------------------------------------------------------------
SIC CODE INDEX                     100.00         118.13         115.32
------------------------------------------------------------------------
NASDAQ MARKET INDEX                100.00         105.97         129.63
------------------------------------------------------------------------

Notes:

A.The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B.If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
C.The Index level for all series was set to 100.0 on November 5, 1996.
--------
(1) Prior to November 5, 1996, the Company's Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Media General Financial Services, Richmond, Virginia, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

                                  ACCOUNTANTS

  The Board of Directors has selected the firm of Price Waterhouse LLP, independent accountants, to serve as auditors for the fiscal year ending December 31, 1998. Price Waterhouse LLP has served as the Company's independent accountants since 1993. It is expected that a member of Price Waterhouse LLP will be present at the meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

                               VOTING PROCEDURES

  The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker "non-votes," are counted as present for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

  Election of Directors. Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The two (2) nominees receiving the highest number of affirmative votes of the shares present or represented and voting on the election of directors at the Annual Meeting will each be elected as a Class II Director for a three-year term. Only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withholds authority to vote for such nominee will not be counted toward such nominee's achievement of a plurality.

  Other Matters. For all other matters being submitted to the stockholders at the Annual Meeting, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval. Abstentions, as well as broker "non-votes" are not considered to have been voted for this matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

               DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received no later than the close of business on December 30, 1998 at the Company's principal executive offices in order to be included in the Company's proxy statement for that meeting. Any such proposal must comply with the rules and regulations of the Securities and Exchange Commission ("SEC").

                           EXPENSES AND SOLICITATION

  All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, certain of the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 1997 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended
December 31, 1997 with the following exceptions: Mr. Poulson failed to file a monthly report covering two transactions. Mr. Poulson did report such transactions on his year-end report on Form 5, which was timely filed. Additionally, except for one transaction which was inaccurately reported on a report on Form 4, Mr. McGrath reported all of his transactions on a timely basis. Mr. McGrath has since amended such report on Form 4 and has corrected the error.

                         SEACHANGE INTERNATIONAL, INC.

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints William C. Styslinger, III and Edward J. McGrath and each of them, with full power of substitution, as proxies to represent and vote all shares of common stock of SeaChange International, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on May 21, 1998, at 9:30 a.m. local time, at the offices of Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts 02110, and at all adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 21, 1998, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors recommends a vote FOR the election of the directors.

                               SEE REVERSE SIDE

------------------------------------------------------------------------------------------------------------------------------------
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED                Please mark
STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS.    your votes as [X]
                                                                                                         indicated in
                                                                                                         this example.

1. To elect two (2) members to the Board of Directors, each to serve for a        2. To transact such other business as may properly
   three-year term as a Class II Director:                                           come before the meeting and any adjournment
                                                                                     thereof.
 FOR the nominees        WITHHOLD AUTHORITY        NOMINEES: Martin R. Hoffmann,
listed to the right   to vote for the nominees               Edward J. McGrath
(except as marked     listed to the right (except)
to the contrary)      as marked to the contrary)    ----------------------------

      [_]                       [_]                                               [_] MARK HERE FOR ADDRESS CHANGE
                                                                                      AND NOTE BELOW

                                                                                      -----------------------------------------

                                  Yes     No                                          -----------------------------------------
I/We will attend the meeting.     [_]    [_]
                                                                                  Please sign exactly as name appears below. Joint
                                                                                  owners must both sign. Attorney, executor, admin-
                                                                       ---------  istrator, trustee or guardian must give full title
                                                                               |  as such. A corporation or partnership must sign
                                                                               |  its full name by authorized person.

                                                                                  Date:                                       , 1998
                                                                                       ---------------------------------------


                                                                                  --------------------------------------------------
                                                                                                Signature of Stockholder

                                                                                  --------------------------------------------------
                                                                                                Signature if held jointly

                                                                                  PLEASE COMPLETE, SIGN, DATE AND RETURN
                                                                                  THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                                                                  ENVELOPE.
------------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE
